Exhibit 23.1

MOORE & ASSOCIATES, CHARTERED
  ACCOUNTANTS AND ADVISORS
      PCAOB REGISTERED


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use, in the registrations statement on Form SB2 of Hoopsoft Development Corp, of our report dated September 20, 2006 on our audit of the financial statements of Hoopsoft Development Corp as of July 31, 2006, and the related statements of operations, stockholders' equity and cash flows for the period then ended, and the reference to us under the caption "Experts."



/s/ Moore & Associates, Chartered
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Moore & Associates Chartered
Las Vegas, Nevada
September 21, 2006







               2675 S. Jones Blvd. Suite 109, Las Vegas, NV 89146
                        (702) 253-7511 Fax (702) 253-7501